Exhibit 10.2

ASSIGNMENT OF LEASE AGREEMENT

THIS ASSIGNMENT OF LEASE AGREEMENT (“Assignment”) is made and entered into as of the _____ day of________________, 2015 (“Effective Date”), by and among Paradigm Holdings, Inc., (“Assignor”), and Kisses From Italy, Inc., (“Assignee”) and Sea Gardens Beach and Tennis Resort, Inc. (“Landlord”).

WITNESSETH

WHEREAS, Landlord, as Landlord, and Assignor, as Tenant, executed that certain lease, dated August 1, 2014, a copy of which is attached hereto and made a part hereof as Exhibit “A” (hereinafter the “Lease”); and

WHEREAS, pursuant to such Lease, Landlord leased to Assignor and Assignor leased from Landlord that certain property at that resort commonly known as the Wyndham Sea Gardens (“Resort”), which property consisted of restaurant space at the Resort known as the “Breezeway Cafe”, and as is more specifically provided in the Lease (“Leased Premises”); and

WHEREAS, as of the Effective Date of this Assignment, with the consent of Landlord, Assignor desires to assign all of its rights, title, interests and obligations as Tenant under the Lease to Assignee and Assignee desires to assume all of the same; and

NOW, THEREFORE, for the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.               Assignment. Assignor does hereby absolutely and unconditionally grant, transfer, bargain, assign and convey to Assignee all of the right, title, interest and obligation of Assignor in, to and under the Lease, together with all benefits, advantages, rights, powers, privileges, options and other benefits of Assignor as Tenant arising thereunder. From and after the Effective Date, all of the rights and obligations of the Assignor as Tenant under the Lease shall be deemed to be the rights and obligations of the Assignee, and the same will inure to the benefit of and be binding upon the Assignee. Any and all obligations of Assignor arising prior to the Effective Date shall remain the obligations of Assignor.

2.               Assumption. Assignee hereby accepts and assumes the assignment of all of Assignor’s right, title, interest and obligation of Assignor in, to and under the Lease, and Assignee shall be entitled to receive, collect, use and enjoy all benefits, advantages, rights, powers, privileges, options and other benefits of Assignor as Tenant thereunder. From and after the Effective Date, Assignee shall hereby undertake and obligate itself to perform and fulfill all of the terms, covenants, conditions and obligations required of Assignor under the Lease, including without limitation or exception the making of all payments due to or payable to Landlord under the Lease as they become due and payable. Assignee further agrees to indemnify and hold the Assignor harmless from and against any breach of the Assignee’s duties under the Lease.

3.                 Consent. Landlord hereby consents, pursuant to paragraph 37 of the Lease, to the assignment of the Lease to Assignee on the terms and conditions stated herein, provided however no assignment hereunder shall be made effective unless or until Assignor brings current all of its outstanding financial obligations to Landlord. Notwithstanding Landlord’s consent hereunder, nothing herein contained shall be deemed to be the acceptance or consent of Landlord to any further assignment of the Lease and Landlord expressly reserves the right to withhold its consent to any future assignment or sublet, whether in whole or in part, for any reason or no reason.

4.                 Possession. Assignor hereby agrees to transfer possession of the Leased Premises to the Assignee on the Effective Date. Assignee understands and agrees that Landlord shall not have any liability for the failure of Assignor to promptly deliver the Leased Premises, and Assignee’s sole recourse shall be against Assignor. Further, no delay in delivery of the Leased Premises shall excuse Assignee from the payment of rent or from its other obligations as Tenant under the Lease from and after the Effective Date.

5.                 Representations. Assignor represents, warrants, covenants and agrees that (i) it has good right and authority to make this Assignment, (ii) it has not executed or granted any amendment or modification to the Lease, either oral or written, and Exhibit “A” is a true and complete copy of the Lease, (iii) it has fully performed all of the terms, covenants and conditions required of it under the Lease through the Effective Date, (iv) as of the Effective Date Assignor will be current on all Rent due to Landlord under the Lease and will not be in default of the Lease, and (v) Landlord has fully performed all of its obligations under the Lease through the Effective Date and Assignor knows of no default now existing under the Lease by Landlord.

6.                 Indemnification. Notwithstanding anything to the contrary stated in this Assignment, Assignor hereby agrees to indemnify, protect, defend and hold Landlord and Assignee, jointly and severally, harmless from and against any and all claims, actions, losses, damages, costs and expenses (including without limitation attorney fees and costs), whether or now yet known, arising out of, in connection with or accruing under the Lease from any direct or indirect act or omission of Assignor occurring at any time prior to the Effective Date.

7.                 Attorneys Fees. In the event of any dispute under this Assignment between the parties, the non-prevailing party shall pay the reasonable attorney fees and court costs of the prevailing party arising in connection with such dispute.

8.                 Counterparts. This Assignment may be executed in any number of counterparts, each of which individually shall be considered to be an original, but all of which taken together shall constitute one and the same instrument. This Assignment may be executed and delivered by facsimile or email transmission of a file in “.pdf” or similar format and, upon such delivery, each signature shall be deemed to have the same effect as if the original signature had been delivered to the other Party hereto.

9.       Entire Agreement. This Assignment shall constitute the entire understanding of the parties, shall be binding upon and inure to the benefit of the Assignor and Assignee and their respective successors and assigns shall be governed by and in accordance with the laws of the state of Florida, and may not be modified or amended in any manner other than by written agreement signed by the parties. Whenever possible, each provision of this Assignment shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of this Assignment shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law, or, if for any reason it is not deemed so modified, it shall be prohibited or invalidated only to the extent of such prohibition or invalidity without the remainder thereof or any other provision of this Assignment being prohibited or invalidated.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first written above.

ASSIGNOR:	ASSIGNEE:

Paradigm Holdings, Inc.	Kisses From Italy, Inc.

____________________	____________________
Name:	Name:
Title:	Title:

Consent

Palm Vacation Group, as the Landlord under the Lease, hereby acknowledges and consents to this Assignment of Lease from Paradigm Holdings, Inc. to Kisses From Italy, Inc. subject to the conditions hereinabove provided.

LANDLORD:

Sea Gardens Beach and Tennis Resort, Inc.

By:__________________

          Name:
          Title:

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EXHIBIT “A” – COPY OF LEASE AGREEMENT

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DELI LEASE AGREEMENT

THIS LEASE AGREEMENT (this "Lease") is made and entered into as of the 1st day Of August 2014 ("Effective Date"), by and between SEA GARDENS BEACH AND TENNIS REORT, INC., a Florida corporation ("Landlord"), having an address at 615 N. Ocean Boulevard, Pompano Beach, FL 33062, and PARADIGM HOLDINGS, INC., a Florida corporation ("Tenant"), having an address at 925 NE 123rd Street, North Miami, FL 33161. (Hereinafter, Landlord and Tenant are sometimes referred to individually as a "Party" or collectively as the "Parties").

WITNESSETH

WHEREAS, Landlord is the owner of those certain premises consisting of approximately six hundred (600) square feet of interior commercial deli space adjacent to the lobby and administration area, to be known as the "Breezeway Cafe" ("Leased Premises") located at the Sea Gardens Beach and Tennis Resort in Pompano Beach, Florida (the "Resort"); and

WHEREAS, Tenant desires to lease the Leased Premises from Landlord and Landlord desires to lease the Leased Premises to Tenant on the terms, conditions, covenants and conditions more fully set forth in this Lease.

NOW, THEREFORE, for and in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.           RECITALS. All of the foregoing recitals are true and correct and are hereby incorporated herein by this reference.

2.           LEASED PREMISES. Landlord hereby leases to Tenant and Tenant does hereby lease from Landlord, upon the terms, conditions and covenants contained in this Lease, those certain Leased Premises, which is more fully described on Exhibit "A", attached hereto and made a part hereof by this reference.

3.           TERM. This Lease shall commence on the Effective Date and shall continue in full force and effect for a period of one (1) year (the "Initial Term"). Upon expiration of the Initial Term, this Lease shall automatically renew for additional successive one (1) year periods ("Extension Term"), unless one Party provides the other Party written notice of its intent not to renew this Lease at least sixty (60) days prior to the expiration of the then current term. Upon the expiration or earlier termination of the Initial Term or, if applicable, any Extension Term, Tenant shall surrender the Leased Premises in as good condition as when delivered, reasonable wear and tear excepted. Notwithstanding anything to the contrary set forth in this Lease, either Party may terminate this Lease at any time, for any or no reason, upon not less than ninety (90) days prior written notice to the other Party.

4.            RENT AND ADDITIONAL RENT. Tenant shall pay to Landlord base rent ("Rent") in the amount of Six Thousand and 00/100 Dollars ($6,000.00) per year, payable in equal monthly installments of Five Hundred and 00/100 Dollars ($500.00) per month. The Rent due hereunder shall be due and payable in advance in equal monthly installments due on or before the first (r) day of each and every month for the term of this Lease, including any Extension Term (if applicable). Commencing on the first Extension Term, and each Extension Term thereafter (if any), the annual Rent due hereunder shall be increased by three percent (3%) of the previous period's Rent.

Additionally, Tenant agrees to promptly pay, on or before the first (1st) day of each successive month billed, unless otherwise requested, any and all additional costs or expenses that may arise under this Lease ("Additional Rent"). All payments of Rent and Additional Rent due hereunder shall be made payable to Landlord and sent to Wyndham Vacation Resorts, Inc., 615 North Ocean Boulevard, Pompano Beach, FL 33062, Attn: Accounting.

5.           LATE CHARGES. Tenant agrees to promptly pay all Rent and Additional Rent when due, and Tenant acknowledges that such agreement is a material inducement for Landlord to enter into this Lease. If any Rent or Additional Rent remains unpaid for ten (10) days after it becomes due and payable, Landlord will bill and Tenant shall pay a late charge equal to five percent (5%) of the amount due. Further, any unpaid Rent or Additional Rent shall accrue interest at the greater of (i) eighteen (18%) percent per annum or (ii) the highest amount permissible at law, which interest charge shall be applied against any and all amounts due and shall accrue on a per diem basis from the original date payment was due through and including the date when such amounts are received in full by Landlord. All late charges and interest due hereunder shall be deemed Additional Rent and shall be immediately due and payable.

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Regardless of the number of times of Landlord's prior acceptance of late payments and/or late charges, if Landlord notifies Tenant twice in any six (6) month period that any payment of Rent or Additional Rent has not been paid as provided herein, any further late payment within such six (6) month period will constitute a default under this Agreement and shall entitle Landlord to terminate this Lease on three (3) days notice, as well as seek any other remedies available hereunder or at law.

6.           SECURITY DEPOSIT. [Intentionally Omitted.]

7.           USE OF THE LEASED PREMISES. Tenant agrees to use the Leased Premises as a deli and grill to serve breakfast and lunch food items, snacks, and non-alcoholic beverages to owners and guests at the Resort, to be known as "Breezeway Cafe", and for no other purpose.

Tenant understands and agrees that Landlord shall have no obligation hereunder to supply any equipment, inventory or supplies necessary for conducting Tenant's business except as specifically provided herein, and Landlord expressly makes no representation or warranty as to the fitness of the Leased Premises for the purposes herein intended.

Tenant will not commit waste upon the Leased Premises or the Resort, nor do or permit to be done in or about the Leased Premises or the Resort, nor bring or keep or permit to be brought to or kept therein, anything prohibited by or which in any way will conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by the standard for fire or other insurance upon the Leased Premises or any of its contents, nor cause a cancellation of any insurance policy covering the Leased Premises or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Leased Premises or the Resort which will in any way obstruct or interfere with the normal operation of the Resort or its HVAC, plumbing, or other mechanical or electrical systems. Further, Tenant shall not alter the appearance of the exterior or interior of the Resort or any portion of the Leased Premises, nor shall it interfere with the rights of guests or other Tenants or invitees of the Leased Premises, or injure or annoy them, or use or allow the Leased Premises to be used for any improper, immoral, unlawful or objectionable purpose. Tenant further represents and warrants that it shall not cause, maintain or permit any nuisance in, on or about the Leased Premises or commit or suffer to be committed any waste in, on or about the Leased Premises or the Resort.

8.           QUALITY OF SERVICES. Tenant warrants and covenants that it shall at all times operate a first class eatery, and shall maintain high quality food and beverage, service, and operation standards reasonably acceptable to Landlord at all times, such standards to be above and beyond any health department or governmental agency standards. These standards include, without limitation, maintaining a high degree of satisfaction among the owners, guests and invitees of the Resort as to: (i) service efficiency, effectiveness, friendliness and professionalism; (ii) food and beverage quality and presentation; and (iii) management effectiveness and efficiency.

9.           RESORT EVENTS. If requested by Landlord with reasonable notice to Tenant, Tenant shall provide food and beverage for the various sales, orientations, marketing and owner events held by Landlord or its agent for guests of the Resort. Any such events shall be subject to a mutually agreed upon schedule, menu and price. For any amounts due hereunder by Landlord, Tenant shall provide Landlord with a weekly invoice, which shall be paid by Landlord to Tenant not more than thirty (30) days after receipt of the same.

10.         PERMITS. Tenant shall at all times operate its businesses at the Leased Premises in compliance with applicable federal and territorial laws and regulations, and otherwise in accordance with the Governing Documents. Tenant shall, at its sole cost and expense be responsible for obtaining any and all required governmental permissions, permits, licenses or waivers that may be reasonable and necessary in connection with the operation of Tenant's business at the Leased Premises, including without limitation any applicable business licenses, health permits, and liquor permits. Tenant shall indemnify and hold Landlord harmless from and against any costs and expenses that may arise as a result of Tenant's failure to obtain any such permissions.

11.         EQUIPMENT. Tenant shall be permitted to use its own equipment at the Leased Premises, provided that any such equipment must be approved by Landlord prior to being installed in the Leased Premises. Any such equipment owned by Tenant shall be the sole property of Tenant (all Tenant's equipment shall hereinafter be referred to as "Tenant's Equipment"). Further, Tenant shall be responsible for and repair any and all damage caused by the installation or removal of any equipment belonging to Tenant. Upon the termination of this Lease, Tenant shall remove Tenant's Equipment from the Leased Premises. Any of Tenant's Equipment not removed from the Leased Premises within thirty (30) days from the expiration or termination of this Lease shall automatically become the property of Landlord, without the need for any further documentation or confirmation.

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12.         ROOM CHARGES. During the term of this Lease, Tenant shall permit guests of the Resort to charge their room for meals provided to such guests by Tenant at the Leased Premises. Tenant shall bill Landlord for these charges on a nightly basis so that Landlord can timely adjust the guest folios to reflect meal charges for which payment is owed. Payment will be made to Tenant for said charges, minus five percent (5%) for processing costs, and Landlord will process and mail such payments to Tenant on a bi-weekly basis. Without having any obligation to do so, Landlord reserves the right, in its sole and absolute discretion, to apply any monies collected hereunder against any or all amounts owed by Tenant pursuant to this Lease.

13.         FOOD & BEVERAGE DISCOUNTS. During the term of this Lease, Tenant shall provide Landlord's management and staff with a thirty percent (30%) discount on purchases at the Leased Premises, to be paid by the individual at the point of sale. Landlord shall provide Tenant a current list of individuals entitled to the discount. In the event that no such list is provided, Tenant shall have no obligation to provide the discount.

14.         HOURS OF OPERATION. Tenant agrees that its hours of operation, pricing, and menu format for the Leased Premises shall be subject to periodic review by Landlord and agreement between the Parties. Tenant covenants and agrees that the deli/grill shall provide service to owners and guests at the Resort during a mutually agreeable written schedule. As of the Effective Date of this Lease, Tenant shall operate the Leased Premises from 9:00 am through 5:00 pin, seven (7) days per week.

15.         SIGNS AND ADVERTISING. Tenant shall obtain the consent of Landlord prior to posting, erecting or otherwise displaying any outdoor signage at the Leased Premises. All permitted signage hereunder must be in compliance with applicable laws of the State of Florida and the Governing Documents.

Further, Tenant shall not advertise its businesses at the Leased Premises in any medium without having first obtained the prior approval by Landlord of any said advertisement. The immediately preceding restriction shall not apply to classified advertisements by Tenant soliciting interest in employment at the restaurant or advertisements in publications having a family oriented readership regarding dining, retail trade and (to the extent permitted by this Lease) entertainment at the restaurant. Nothing herein contained is intended to give Tenant any rights to use any marks or logos of the Resort, Landlord or any of its parents, affiliates or subsidiaries.

16.          HAZARDOUS MATERIALS. Tenant shall not use the Leased Premises for the storage, processing or disposal of any hazardous materials, nor shall it use the Leased Premises in such a way as could create any environmental condition that is actionable under any federal or territorial environmental law or regulations. Tenant shall indemnify and hold Landlord harmless from and against any costs and expenses that may arise as a result of the storage, processing or disposal of such materials by Tenant.

17.         UTILITIES, TRASH REMOVAL AND TELEPHONE SERVICE. Landlord shall provide heat, electricity, air conditioning, refuse removal and telephone service for the Leased Premises without additional cost to Tenant; provided, however, Landlord shall have the option, with notice to Tenant, to charge for any and all such utilities and telephone services based on any extraordinary or increased charges incurred by Landlord for providing the services to Tenant. Tenant agrees that it shall not install any additional telephone or cable lines without the prior written consent of Landlord. Tenant shall not commit any waste or nuisance at the Resort, and shall not dispose of any trash or refuse in any manner that is actionable under any federal or territorial law or regulation. Additionally, Tenant shall reimburse Landlord for the actual cost of any and all other services that may be furnished by Landlord from time to time for the Leased Premises during the term of this Lease. Any and all charges due hereunder to Landlord shall be deemed to be Additional Rent under this Lease, and shall be due and payable as provided in Section 5 of this Lease.

18.         LOCKS. Tenant shall install such locks and other security devices it deems reasonable, and Tenant shall provide Landlord, or its property manager, with one (1) key to each lock and/or security device (excluding keys or combinations for Tenant's vaults, safes, and similar areas designated in writing by Tenant), which keys shall be for use in emergencies only.

19.         SECURITY. Tenant shall maintain, install and provide such security and alarm systems and other measures as may be reasonably necessary from time to time to secure the safety and welfare of the Leased Premises, and Tenant's agents, employees, invitees, and guests at the Leased Premises. Tenant agrees to indemnify and hold Landlord harmless from and against any cost, expense, liability, demand, violation, loss or action arising from or in connection with such security and safety measures or lack thereof.

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20.         CONDITION OF THE PREMISES. The Parties acknowledge that the Leased Premises are leased to Tenant in its current "as is" condition, and Landlord shall not have any obligation to perform any improvements or alterations on the Leased Premises. Commencing upon the Effective Date and extending through the term of this Lease, and any Extension Term (if applicable), the Leased Premises shall remain in the same condition as of the date hereof, reasonable wear and tear excepted. Notwithstanding anything to the contrary set forth in this Lease, except as may be specifically required in this Lease, Landlord will not be obligated to make any improvements or repairs to the Leased Premises during the term of this Lease, and all such repair obligations shall remain the obligation of Tenant, at its sole cost and expense.

21.         REPAIRS. Tenant shall maintain the Leased Premises in good condition and repair, and shall be responsible, at its sole cost and expense, for all interior maintenance and repair of the Leased Premises, including without limitation all interior and mechanical repairs, and all equipment, utilities and systems at or within the Leased Premises and all exterior maintenance and repair.

Tenant shall promptly make any and all necessary repairs required hereunder at its sole cost and expense, provide however that for any repairs or replacements required to be made by Tenant to the mechanical, electrical, sanitary, ventilating, air conditioning or other systems of the Leased Premises, or which may affect the Resort or the exterior or interior structure of any building thereat, Tenant shall first provide notice to and obtain written consent from Landlord as to the work, contractor and materials. If Tenant fails to make any necessary repairs required hereunder, or to maintain the Leased Premises in at least as good condition as at the Effective Date, Landlord may make any such repairs required hereunder and collect all expense therefor as Additional Rent. Notwithstanding anything to the contrary stated herein, Landlord reserves the light to install, erect, use, maintain, alter or repair the Leased Premises in any manner as it may deem necessary or reasonable, except that the same shall not unreasonably interfere with Tenant's use and enjoyment of the Leased Premises for the purposes provided herein.

22.         SUSTAINABILITY Tenant shall cooperate with Landlord in its sustainability and greening efforts at the Resort, including without limitation initiatives for: (a) reduced consumption of energy, water and other natural resources, (b) minimizing waste and diverting from landfills, (c) improving air quality and reducing harmful chemical use, and (d) educating staff to drive sustainability improvements. Additionally, in connection with the operation of its business at the Leased Premises, Tenant shall consider organic and/or sustainable food and beverages, and purchase, where feasible, its consumable items (such as food, beverages, packaging, and dinnerware) from suppliers that incorporate sustainability and ethical treatment policies into their production standards.

23.         ALTERATIONS AND EXPANSIONS. Tenant shall not make or permit any alterations or improvements in, on or about the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, but may be conditioned. If any improvements and/or alterations are approved by Landlord, Tenant shall submit all plans and specifications relating to such to Landlord for review and approval prior to commencement of such improvements and/or alterations. Tenant covenants and agrees that all improvements and alterations done hereunder shall be in a good and workmanlike manner, and otherwise in accordance with the terms of this Lease and the Governing Documents for the Resort. Further, Tenant represents that all improvements and alterations shall be completed within ninety (90) days from the execution of this Lease, and shall not materially interfere with the use and enjoyment of the Leased Premises or the Resort by the owners, guests and invitees at the Resort. All permitted alterations, additions or improvements shall be installed at Tenant's sole cost and expense, and in compliance with all applicable laws, ordinances, regulations, building and fire codes. All structural alterations additions and improvements must be performed by a licensed contractor according to plans and specifications approved in writing by Landlord, which approval may be withheld or conditioned for any or no reason.

It is understood and agreed by Tenant that any and all alterations, additions or improvements and/or fixtures placed in or upon the Leased Premises by Tenant, or that are affixed so that they cannot be removed without material damage to any part of the Leased Premises, shall be deemed to be a part of the Leased Premises and not trade fixtures, and shall be surrendered with the Leased Premises upon termination of this Lease. The immediately preceding sentence shall not apply to Tenant's Equipment to the extent that such may be removed without material damage to any part of the Leased Premises. Landlord shall have no obligation to reimburse Tenant for any costs associated with any such alterations, additions, improvements or fixtures surrendered with the Leased Premises.

Tenant covenants to keep the Leased Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant shall cause, at its sole cost and expense, any such lien imposed to be released of record within ten (10) days after imposition of the lien or upon written request of Landlord. Tenant shall further indemnify and hold Landlord harmless from and against any cost, expense, liability, demand, violation, loss or action arising from or in connection with any and all work performed by Tenant at the Leased Premises, including without limitation, any liens arising from the same. Provided Tenant causes any lien to be released within such ten (10) day period, nothing in this Section shall be construed as to prohibit Tenant from contesting any lien or amount claimed thereunder which Tenant deems objectionable.

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24.         DAMAGE, DESTRUCTION OR EMINENT DOMAIN. In the event that the Leased Premises or any portion thereof are damaged by fire, earthquake, act of God, the elements or other casualty, or are taken by eminent domain, Landlord shall promptly repair the same, subject to the provisions of this Section set forth below, provided that such repairs can reasonably be made within ninety (90) days. During any period of repairs, this Lease shall remain in full force and effect except that, provided only that such damage is not the result of the willful misconduct of Tenant or Tenant's employees or invitees, the Rent shall be abated for such part of the Leased Premises as shall be rendered unusable by Tenant in the conduct of its businesses and such abatement shall be only for so long as such part of the Leased Premises is unusable, which shall be determined in Landlord's sole and absolute discretion.

If such repairs cannot reasonably be made within ninety (90) days, either Party may elect, upon notice to the other Party within thirty (30) days after the date of such fire or other casualty, to terminate this Lease, in which event this Lease shall terminate on the thirtieth (30th) day after receipt of notice, and thereafter neither Party shall have any further obligation hereunder, except for those obligations specifically provided to survive the termination of this Lease. If, however, both Parties agree to repair the Leased Premises, this Lease shall continue in full force and effect, but the Rent shall be abated, as set forth above.

In the event that the whole or substantially whole of the Leased Premises, or the building in which the Leased Premises are located, is destroyed or taken, then Landlord reserves the right to terminate this Lease as of the date of the occurrence and neither Party shall have any further obligations hereunder, except that Tenant shall remain responsible for the payment of any amounts of Rent and Additional Rent accrued through and until the date of termination. Landlord shall have no liability or responsibility for any damage to the property of Tenant in or about the Leased Premises by reason of any flood, water, fire, windstorm, or other casualty or act of nature, and Landlord shall have no obligation to rebuild or restore the Leased Premises. Notwithstanding anything herein to the contrary, Tenant agrees that if the Leased Premises or any other portion of the building wherein the Leased Premises are located is damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of its agents, employees, or invitees, then the damage shall be repaired at the sole cost and expense of Tenant, there shall be no abatement of Rent before or during the repair of the damages, and this Lease shall remain in full force and effect, unless otherwise determined by Landlord.

INSURANCE. During the term of this Lease, Tenant shall maintain, at its own expense, with companies authorized to do business in the State of Florida and approved by Landlord, insurance throughout the period of this Lease and any Extension Term, if applicable, Which shall include (i) public liability and indemnity insurance in an amount of not less than one million dollars ($1,000,000.00) per person and one million dollars ($1,000,000.00) per accident and in which the property damage liability shall not be less than one million dollars ($1,000,000.00), so as to hold Landlord free from any and all damages or litigation resulting from Tenant's use of the Leased Premises and operation of its businesses thereat, (ii) standard multi-peril insurance, including fire, windstorm, earthquake, theft and other hazards, with the usual extended coverage endorsement and endorsements for vandalism and malicious mischief and such other extended coverage endorsements as Landlord may reasonably, from time to time required, covering all of Tenant's stock in trade, fixtures, furniture, furnishings, floor coverings, equipment, signs and all other installations and improvements made by Tenant in, on or about the Leased Premises to the extent of their full insurable value, (iii) if the Leased Premises are located in a designated flood prone area, flood insurance covering all of Tenant's stock in trade, fixtures, furniture, furnishings, floor coverings, equipment, signs and all other installations and improvements made by Tenant in, on or about the Leased Premises in the maximum amount available, and (iv) appropriate workers' compensation insurance in respect of any employees and work on or about the Leased Premises in accordance with Florida law.

Landlord and its agents, employees, assigns and other Tenants and occupants of the Resort shall not be liable for any damage by fire or other casualty covered by Tenant's insurance, no matter how caused, it being understood that Tenant will look solely to its insurer for reimbursement. Whenever, in Landlord's judgment, good business practice indicates the need for additional insurance coverage or different types of insurance, Tenant shall, upon demand, obtain such insurance at its expense. All of said insurance shall be in form and with companies reasonably satisfactory to Landlord and shall provide that it shall not be subject to cancellation, termination or change except after at least thirty (30) days prior written notice to Landlord. All insurance provided by Tenant as required by this Lease shall name Landlord (including its parent companies, subsidiaries and affiliates) as an additional loss payee, and shall include a waiver of subrogation in favor of Landlord. In the case of insurance against damage by fire or other casualty, the policy or policies shall provide that loss shall be adjusted between Landlord and Tenant in proportion to their respective interests in the Leased Premises. Tenant agrees to deliver to Landlord, at least five (5) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least fifteen (15) days prior to the expiration of any such policy, a certificate of insurance evidencing Tenant's compliance with its obligations hereunder, together with evidence of payment therefor and including an endorsement which states that such insurance may not be cancelled except upon thirty (30) days written notice to Landlord or any designee(s) of Landlord. Any renewals, replacements or endorsements thereto shall also sent to Landlord, with required copies to Wyndham Vacation Ownership, Inc., 22 Sylvan Way, Parsippany, NJ 07054, Attn: Risk Management. All said insurance shall be in full force and effect during the term of this Lease, including, if applicable, any Extension Term. If Tenant fails to comply with any requirement of this Section, Landlord may, but is not obligated to, obtain such insurance and keep the same in effect, and Tenant shall reimburse Landlord upon demand for such premium as Additional Rent.

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26.         WAIVER OF SUBROGATION. Landlord and Tenant and all parties claiming under each of them mutually release and discharge each other from any and all claims and liabilities arising from or caused by any hazard covered by insurance on the Leased Premises, or covered by insurance in connection with the property or activity conducted on the Leased Premises, regardless of the cause of damage or loss.

27.         SUBORDINATION AND NONDISTURBANCE. This Lease and all of Tenant's rights hereunder are and shall be subject and subordinate to any third party existing or future ground, overriding or underlying lease of all or any part of the Resort and grants of term of all or any part of the Resort or portion thereof in which the Leased Premises are located, in whole or in part, and this Lease and all of Tenant's rights are and shall be subject and subordinate to the lien of any third party fee or leasehold mortgage, or other security instrument that now exists or may hereafter be placed upon the Resort or any part thereof and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, modifications, consolidations, spreaders, and extensions thereof, provided, however, that neither the holder of the encumbrance, nor any person or entity claiming by or through said holder may disrupt, terminate or otherwise interfere with Tenant's quiet possession of the Leased Premises so long as Tenant keeps and performs the covenants of Tenant hereunder. Tenant agrees to execute and deliver any and all instruments that may be reasonably required to acknowledge such subordination in recordable form, and in the event Tenant fails so to do within ten (10) days after demand in writing, Tenant shall be deemed to have reaffirmed such subordination.

28.         TAXES. Tenant shall be responsible for any license fees, gross receipts taxes or other fees, taxes and charges levied, assessed or charged against Tenant or Landlord in connection with the operation of Tenant's businesses at the Leased Premises. Notwithstanding, Tenant shall have no obligation for the real estate taxes that may become due and owing in connection with the Leased Premises.

29.         RIGHT OF ENTRY. Landlord reserves the right to enter upon the Leased Premises at reasonable times, upon reasonable notice (except no notice shall be required in the event of an emergency) for the purposes of inspection, repair, alteration, exhibiting the Leased Premises to mortgagees or prospective Tenants, or for any other reason or purpose as may be reasonable or desirable by Landlord. Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within or throughout the Leased Premises, or the walls, columns, ceiling therein, provided that the same does not unreasonably interfere with Tenant's use and occupancy of the Leased Premises.

30.         DEFAULT BY TENANT. The following events shall be deemed to be events of default by Tenant under this Lease:

(a)            the failure to pay any Rent or Additional Rent, as and when such sums become due, and such failure shall continue for a period of ten (10) days after the date due; or

(b)         the failure of Tenant to comply with any other term, provision, condition or covenant of this Lease, and such failure shall continue for a period of thirty (30) days following written notice thereof by Landlord to Tenant (except that in the event that the default may not be reasonably cured within such thirty (30) day period, Tenant shall not be deemed to be in default of its obligations hereunder provided that it diligently pursues such cure within thirty (30) days after notice and completed such cure within sixty (60) days); or

(c)           the failure of Tenant to operate its businesses at the Leased Premises in a first class, businesslike and professional manner, or to maintain quality service and food standards reasonably acceptable to Landlord in connection with: (i) the service efficiency, effectiveness, and friendliness of the staff and the like; (ii) the food quality and presentation; or (iii) the management, effectiveness and efficiency of the business operated by Tenant at the Leased Premises, and such failure shall continue for a period of thirty (30) days following written notice thereof by Landlord to Tenant.

31.         DEFAULT BY LANDLORD. Landlord shall be deemed to be in default of this Lease upon the failure of Landlord to comply with any term, provision, condition or covenant of this Lease, provided that such failure shall continue for a period of thirty (30) days after written notice and opportunity to cure. Notwithstanding, in the event that the default may not be reasonably cured within such thirty (30) day period, Landlord shall not be deemed to be in default of its obligations hereunder provided that it diligently pursues such cure, and completed such cure, within sixty (60) days after notice thereof.

32.         REMEDIES. Upon the occurrence of any event of default, the non-defaulting Party hereunder shall have any and all remedies available to said Party at law or in equity by reason of such default, without prejudice to any other rights or remedies provided herein this Lease. Furthermore, in the event of a default, the non-defaulting Party may, at its option, declare this Lease to be terminated.

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In the event of any default by Tenant, Landlord shall additionally have the right to enter upon and take possession of the Leased Premises, with notice, and to evict and expel Tenant and any or all of Tenant's property, belongings and effects therefore, without legal process and without any consequence of trespass, whether at law or in equity. All of the rights and remedies of the Parties hereunder shall be cumulative and the exercise of one or more remedies shall not be deemed to exclude or constitute a waiver of any other or additional remedy available hereunder or at law.

33.         INDEMNIFICATION. Tenant agrees to protect, defend, indemnify and hold Landlord (including its parent companies, subsidiaries and affiliates) and all other parties having an interest at the Resort harmless from and against any and all liabilities, claims, expenses, demands, actions losses and damages (including reasonable attorney fees and costs), that may at any time be asserted against Landlord by reason of: (i) the use or occupancy of the Leased Premises by Tenant, or its agents, servants, employees, customers, guests, visitors, contractors, invitees or licensees; or (ii) any change, repair, alteration, work or improvement made or carried out by Tenant, or its agents, servants, employees, or contractors, at or in the Leased Premises, whether or not performed at Tenant's request or direction; or (iii) any other reason relating to or arising from this Lease; except in the event such claim arises solely out of the gross negligence or willful misconduct of Landlord. Landlord agrees to protect, defend, indemnify and hold Tenant harmless from and against any and all liabilities, claims, expenses, losses and damages (including reasonable attorney fees and costs), that may at any time be asserted against Tenant by virtue of the gross negligence or willful misconduct of Landlord.

34.         ATTORNEY FEES: LIMITATION OF LIABILITY. In the event of any default under. this Agreement by either Party hereunder, in addition to any other remedy available at law or in equity, the non-defaulting Party may bring an action against the defaulting Party for damages and/or specific performance. The prevailing Party shall be entitled to the recovery of reasonable attorney fees, in addition to the costs incurred as a result of such litigation. These remedies shall be cumulative, and the exercise of one or more remedy shall not be deemed to exclude or constitute a waiver of any other or additional remedies that may be available to the non-defaulting Party hereunder or at law or in equity. Notwithstanding the foregoing, in the event of any such action by a non-defaulting Party, the defaulting Party hereunder shall be liable only for the actual damages incurred by the non-defaulting Party, and under no circumstances shall either Party have any liability for the economic consequential damages, including lost profits or savings, indirect, special or other incidental damages, whether or not either Party knew or should have known of their possibility.

Tenant expressly agrees that the obligations and liabilities of Landlord under this Lease and any exhibit or addendum thereto, or any document referenced herein shall not constitute personal obligations of the officers, directors, employees, agents, partners, members representatives, stockholders or other principals and representatives of Landlord. Notwithstanding anything to the contrary in this Lease, in any action brought to enforce the obligations of Landlord hereunder, any judgment or decree shall be enforceable against Landlord only to the extent of Landlord's interest in the Leased Premises and no such judgment shall be the basis of execution, levy or other enforcement procedure for the satisfaction of Tenant's remedies under this Lease or arising out of the relationship of Landlord and Tenant hereunder or out of Tenant's use or occupancy of the Leased Premises, or be a lien on any asset of Landlord other than its interest in the Leased Premises. Furthermore, Tenant waives all claims against Landlord and Landlord's agents, employees and assigns with respect to, any and all loss, cost, liability, damage, injury, expense (including attorney's fees and disbursements), penalties and fines incurred in connection with or arising from any injury or death to or of Tenant, its agents, servants, employees, customers, visitors, contractors, invitees or licensees, or any other person or for any damage to, or loss (by theft or otherwise) of, any of Tenant's property and/or of the property of Tenant's agents, servants, employees, customers, visitors, contractors, invitees or licensees or any other person in or about the Leased Premises, irrespective of the cause of such injury, damage or loss (including the acts or negligence of Tenant or any guest or occupant of the Resort or of any owners or occupants of adjacent or contiguous property) and whether occasioned by or from explosion, falling plaster, broken glass, electricity, smoke, wind, water, being upon or coming through or from the street, roof, subsurface, skylight, trapdoor or other pipes or sewage, or the failure of the air conditioning or refrigeration system, or the breaking of any electric wire, the bursting, leaking or running of water from any tank, washstand, watercloset, waste-pipe, sprinkler system, or any other pipe in, above, upon or about the Leased Premises or the Resort, or which may at any time hereafter be placed therein, or from any other cause whatsoever, except as may be caused by Landlord gross negligence or willful misconduct.

35.       NOTICES. Any notice that may be required under this Lease shall be addressed to the Party to whom it is intended and delivered: (i) personally; (ii) by certified mail, return receipt requested; or (iii) by nationally recognized overnight courier. All notices shall be sent to address indicated below, and shall be deemed delivered: (a) when delivery is attempted, if delivered personally; (b) five (5) business days after deposit in a valid receptacle of the United States mail; or (c) the date following deposit with a nationally recognized overnight courier.

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IF TO LANDLORD:

Sea Gardens Beach and Tennis Resort, Inc.

615 N. Ocean Boulevard

Pompano Beach, FL 33062

Attn: Resort Manager

IF TO TENANT:

Paradigm Holdings, Inc.

925 NE 123rd Street

North Miami, FL 33161

Attn: Daniel Kolchkov, General Manager

WITH COPIES TO: Wyndham Vacation Ownership, Inc. 6277 Sea Harbor Drive Orlando, FL 32821 Attn: Legal Services - RM

36.             HOLD OVER. The failure of Tenant to surrender the Leased Premises on expiration of the Initial Term, or approved Extension Term, or any subsequent holding over by Tenant, with or without the consent of Landlord, shall result in the creation of a tenancy at will, which may be cancelled by Landlord on thirty (30) days notice. The monthly Rent due for any such hold over period shall be equal to one hundred fifty percent (150%) of the average monthly Rent for the previous Lease year. Notwithstanding anything to the contrary, nothing contained herein is intended to give Tenant any right to hold over hereunder. All other terms and conditions of this Lease shall remain in full force and effect during any such tenancy at will.

37.             ASSIGNMENT OR SUBLETTING. Tenant may not assign, sublet or in any other way transfer all or part of the Leased Premises, and/or any or all of its interests or obligations in this Lease, without the prior written consent of Landlord, which consent may be withheld for any or no reason.

38.             BROKERS. Each Party hereto represents and warrants that it has not dealt with any broker in connection with this Lease, and each agrees to protect, defend, indemnify and hold the other harmless from and against any and all claims or liabilities for brokerage commissions or finder's fees arising in connection with this Lease.

39.             RADON GAS DISCLOSURE. In accordance with the provisions of Section 404.056(5), Florida Statutes, Landlord makes the following disclosure to Tenant: "RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department."

40.             GENERAL PROVISIONS.

(a)       Severability. If any provision of this Lease or the application of any provision of this Lease to any person or circumstance is, to an extent, held to be invalid or unenforceable, the reminder of this Lease or the application of that provision to persons or circumstances other than those as to which it is held invalid or enforceable, will not be affected, and each provision of this Lease will be valid and be enforced to the fullest extent permitted by law.

(b)           Captions. Headings and captions to the Sections in this Lease are included for convenience only and do not modify any of the terms of this Lease.

(c)           Further Assurances. Each Party to this Lease will, at its own cost and expense, execute and deliver such further documents and instruments and will take such other actions as may be reasonably required or appropriated to evidence or carry out the intent and purposes of this Lease.

(d)           No Waiver. No term, covenant, representation, warranty or condition of this Lease may be waived without the execution of a written instrument signed by Landlord. The failure of Landlord at any time to require performance of any provision under this Lease, or to exercise any remedy available to it hereunder or at law, shall in no manner affect the right of Landlord to enforce or exercise the same at any later date. Further, no waiver by Landlord of any condition, term, covenant, representation, remedy or warranty contained in this Lease or available at law, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of the same.

(e)           Governing Law. This Lease will be governed by, and in all respects construed in accordance with, the laws of the State of Florida, without regard to principles of conflict of laws.

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(f)            No Agency. The Parties hereto agree that the business relationship created by this Lease is solely that of Landlord and Tenant. This Lease does not create any partnership, joint venture or other joint undertaking between the Parties, and no Party shall be liable for the debts, obligations or liabilities of the other Party, or have the authority to make any representations on behalf of the other Party, except as provided in this Lease.

(g)           Construction. This Lease is a fully negotiated agreement, and both Parties participated in its drafting and negotiation. As such, the Parties hereby agree that the rule of construction that an agreement be construed harshly against the drafting party does not apply and should not be applied in the event this Lease is construed by a third party, including but not limited to a trier of fact.

(h)           Authority. Each Party hereby represents and warrants to the other that is has full right, power and authority to enter into and perform its duties under this Lease in accordance with the provisions hereof and that the execution and delivery of this Lease have been duly authorized.

(i)            Entire Agreement. This Lease constitutes the final, complete and exclusive statement between the Parties to this Lease pertaining to the Leased Premises, and it supersedes any and all prior and contemporaneous understandings or agreements between the Parties, whether written or oral, including without limitation any prior lease agreement by and between the Parties. This Agreement is binding on and inures to the benefit of the Parties, their respective heirs, representatives, successor and permitted assigns. No Party has been induced to enter into this Lease by, nor is any Party relying upon, any representation or warranty outside those expressly set forth in this Lease. Any agreement made after the date of this Lease is ineffective to amend, modify, waive, release, or terminate this Lease, in whole or in part, unless that agreement is in writing, is signed by both Parties to this Lease, and specifically states that the agreement modifies this Lease.

IN WITNESS WHEREOF, the Parties have executed this Lease as of the date first stated above.

“Landlord”	“Tenant”
Sea Gardens Beach and Tennis Resort, Inc.	Paradigm Holdings, Inc.

By:	By:
Name:	Name:
Title:	Title:

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EXHIBIT "A"
Leased Premises

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